SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (date of earliest event reported) December 8, 1999


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




      Delaware                      0-16014                    23-2417713
  (State or other           (Commission File Number)         (IRS Employer
  jurisdiction of                                          Identification No.)
   incorporation)



                Main at Water Street - Coudersport, PA 16915-1141 (Address of
               principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830







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Item 5. Other Events

(a) On December 8, 1999 Cablevision Systems Corporation (NYSE: CVC) and Adelphia Communications Corporation (Nasdaq:ADLAC) announced that they have executed definitive agreements under which Cablevision will sell its cable systems in the Greater Cleveland metropolitan area to Adelphia for total consideration of $1.53 billion in cash and securities. The transactions are valued at approximately $5,000 per subscriber for the 306,000-subscriber operation.

The combined $1.53 billion purchase price for the transactions will be composed of $990 million in cash and $540 million in Adelphia Class A Common Stock. Cablevision expects to use the proceeds to reduce outstanding debt.

These offerings were announced in a press release issued on December 8, 1999 which is attached hereto as Exhibit 99.01 and incorporated by reference herein.

(b) On December 7, 1999, the Company consummated the pending joint venture with AT&T in the Los Angeles, California area. This joint venture includes Company cable systems recently acquired from Century Communications and AT&T contributed cable systems which together serves approximately 800,000 basic cable subscribers. In connection with the closing, the joint venture entered into a new $1 billion bank credit facility.


Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit                             Description

99.01                               Press release dated December 8, 1999


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 9, 1999                  ADELPHIA COMMUNICATIONS CORPORATION

                                                      (Registrant)

                                        By:   /s/ Timothy J. Rigas
                                             Timothy J. Rigas
                                             Executive Vice President, Treasurer
                                             and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit                             Description

99.01                               Press release dated December 8, 1999